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                                                                     EXHIBIT 4.3

                         REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement as of the October 31, 2002 (pursuant to the Plan of Reorganization of the Company (the "Plan"), as confirmed by order of the United States Bankruptcy Court for the Southern District of Texas, Houston Division) is made by and among, Metals USA, Inc., a Delaware corporation as reorganized pursuant to Chapter 11, Title 11 of the United States Code (the "Company"), and each of the holders (the "Initial Holders") set forth on the signature pages hereto.

     SECTION 1. DEFINITIONS.

     As used herein, the following terms shall have the following meanings:

     "Affiliate" means, with respect to any specified Person, any other Person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such specified Person. For purposes of this definition, the term "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power to cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "Audit Completion Date" means the first date on which there are available for filing with the Commission in the Shelf Registration Statement (i) audited financial statements for the Company required to be included in the Shelf Registration Statement pursuant to Regulation S-X (assuming an anticipated effective date of the Shelf Registration Statement no earlier than 91 days subsequent to December 31, 2002) and (ii) the consent of the auditor(s) that audited such financial statements to the inclusion of such financial statements in the Shelf Registration Statement.

     "Business Day" means any day other than a day on which banks are authorized or required to be closed in the State of Texas.

     "Commission" means the Securities and Exchange Commission or any successor thereto.

     "Common Shares" means the shares of New Common Stock distributed under the Plan to the Initial Holders.

     "Company" has the meaning set forth in the first paragraph hereof and shall include the Company's successors by merger, acquisition, reorganization or otherwise.

     "Controlling Persons" has the meaning set forth in Section 7(a).

     "Damages" has the meaning set forth in Section 7(a).

     "Effective Date" has the meaning set forth in the first paragraph.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute, and the rules and regulations of the Commission promulgated thereunder.

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     "Holder" means, at any time, any beneficial owner of New Common Stock constituting Registrable Securities at such time that either (x) is an Initial Holder or (y) any transferee of an Initial Holder that has executed an addendum hereto in the form of Annex A hereto agreeing to become a Holder hereunder and subject to the terms and provisions hereof.

     "Holders' Counsel" means such single law firm selected by Holders of a majority in interest of Registrable Securities then outstanding and beneficially owned by the Holders to serve as counsel to all of the Holders in connection with the preparation of the Shelf Registration Statement; provided that, for any successor counsel to be deemed "Holders' Counsel" for purposes of this Registration Rights Agreement, the Company shall have received written notice from the relevant Holders specifying the identity and address of any such successor counsel.

     "Indemnified Party" has the meaning set forth in Section 7(c).

     "Indemnifying Party" has the meaning set forth in Section 7(c).

     "Inspectors" has the meaning set forth in Section 4(l).

     "NASD" has the meaning set forth in Section 4(o).

     "New Common Stock" means the Common Stock, par value $0.01 per share, of the Company.

     "Participating Holders" means Holders participating, or requesting to participate, as the case may be, in an underwritten offering of Registrable Securities in an underwritten offering pursuant to Section 3.

     "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

     "Prospectus" means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act) as filed with the Commission by the Company pursuant to Rule 424 (or any similar provision then in force) of the Securities Act, as amended or supplemented by any prospectus supplement so filed with the Commission, including a prospectus supplement so filed with the Commission with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and by all other amendments and supplements to the prospectus so filed with the Commission, including post-effective amendments so filed with the Commission, and in each case including all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

     "Records" has the meaning set forth in Section 4(l).

     "Registrable Securities" means, the Common Shares until such time as either
(i) such Common Shares have been transferred or sold (other than by transfer by operation of law or by dividend (or other similar distribution), descent, bequest or inheritance and without payment of

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any consideration) or (ii) such Common Shares are beneficially owned by a Person who (together with its Affiliates and together with any Persons who are members of a "group" (within the meaning of Section 13 of the Exchange Act and the rules and regulations promulgated thereunder) with such Person), directly or indirectly, beneficially owns less than ten percent (10%) of the issued and outstanding shares of Common Stock at such time.

     "Registration Expenses" has the meaning set forth in Section 6.

     "Registration Statement" means any registration statement of the Company filed with the Commission on the appropriate form pursuant to the Securities Act that covers any of the Registrable Securities pursuant to the provisions of this Agreement, and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the Prospectus, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

     "Securities Act" means the Securities Act of 1933, as amended from time to time, or any successor statute, and the rules and regulations of the Commission promulgated thereunder.

     "Selling Holders" has the meaning set forth in Section 4(a).

     "Shelf Registration" has the meaning set forth in Section 2(a).

     "Shelf Registration Statement" has the meaning set forth in Section 2(a).

     "Suspension Notice" has the meaning set forth in Section 5.

     "Suspension Period" has the meaning set forth in Section 5.

     "Target Effective Date" means the date sixty (60) days after the Audit Completion Date.

     "Target Effective Period" has the meaning set forth in Section 2(a).

     "Termination Date" means the earlier of (i) the date on which no Registrable Securities remain outstanding and (ii) the date of the second anniversary of the Effective Date, such date in clause (ii) to be extended for the aggregate number of days during any Suspension Periods.

     "Trading Day" shall mean each Monday, Tuesday, Wednesday, Thursday, and Friday, other than any day on which securities are not traded on the applicable securities exchange or in the applicable securities market.

     "Underwritten Holder Offering" means a registration in which securities of the Company are sold by a Holder to an underwriter for reoffering to the public.

     "underwritten registration" or "underwritten offering" means a registration in which securities of the Company are sold to an underwriter for reoffering to the public.

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     SECTION 2. SHELF REGISTRATION.

     FILING; EFFECTIVENESS. The Company shall prepare, and, as soon as practicable but in no event later than April 10, 2003 (the "Mandatory Filing Date"), file with the Commission a shelf registration statement (the "Shelf Registration Statement") on the appropriate form for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (or such successor rule or similar provision then in effect) covering all of the Registrable Securities for which information has timely been provided to the Company pursuant to Section 9(b) (a "Shelf Registration"). If, as of the Target Effective Date, the Shelf Registration Statement is not effective or the effectiveness thereof has been suspended, then the Company shall use its reasonable best efforts to cause such Shelf Registration Statement to be effective as soon as practicable, but in no event later than June 30, 2003 (the "Mandatory Effective Date"). Once the Shelf Registration Statement is effective, the Company shall use its reasonable best efforts to keep such Shelf Registration Statement continuously effective for a period (the "Target Effective Period") ending on the earlier of (i) the Termination Date and (ii) the date on which no Registrable Securities are outstanding. The Holders shall be permitted to withdraw all or any part of the Registrable Securities from a Shelf Registration Statement no later than 10 Business Days prior to the expected initial effective date of such Shelf Registration Statement. The Company may include or permit any other party to include any securities other than Registrable Securities in the Shelf Registration. The Shelf Registration Statement shall contain a plan of distribution for a distribution of Registrable Securities in the form attached as Exhibit A, as such may be modified in order to respond to any comments in respect thereof of the staff of the Commission. The Company shall undertake to register the Registrable Securities on Form S-3 as soon as such form is available for use by the Company to register the Registrable Securities for sale in the manner specified in such plan of distribution (including by filing a post-effective amendment on Form S-3 to the then existing Shelf Registration Statement), and, to the extent the Company seeks to register the Registrable Securities on Form S-3 by filing a new Shelf Registration Statement, the Company shall maintain the effectiveness of the Shelf Registration Statement then in effect until such time as such Shelf Registration Statement on Form S-3 has been declared effective by the Commission.

     SECTION 3. PIGGY-BACK RIGHTS.

          (a) If the Company proposes to file a Registration Statement (other than a Registration Statement pursuant to Section 2 or on Form S-4 or S-8 or any successor form) with respect to an offering of New Common Stock under the Securities Act by the Company for its own account or for the account of any selling stockholder(s) pursuant to demand registration rights of such selling stockholder(s) and the registration form to be used may be used for the registration for resale of Registrable Securities by Holders, then the Company shall give written notice of such proposed filing to each of the Holders, which notice shall be delivered as soon as practicable (but in no event fewer than fifteen (15) Business Days before the anticipated effective date) and shall describe in reasonable detail the proposed registration and intended method of distribution and offer such Holders the opportunity to register the number of Registrable Securities as each such Holder may request. The Company shall use its reasonable best efforts to permit the Holders who have requested to participate in the registration for such offering within ten (10) Business Days of the delivery of notice provided for in the preceding sentence to

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     include such Registrable Securities in such offering on the same terms and conditions as the securities of the Company or such demand selling stockholder(s) included therein. Notwithstanding the foregoing, if such registration involves an underwritten offering and the managing underwriter (or underwriters) selected by the Company or demand selling stockholder(s) (the "Company Underwriter") advises the Company and the Participating Holders in writing that, in its reasonable good faith opinion, the aggregate amount of Registrable Securities requested to be included in such offering (including those securities requested by the Company or demand selling stockholder(s) to be included in such registration) is sufficiently large so as to have an adverse effect on the success of the offering, then such registration shall include, first, all securities that the Company proposed to register for its own account or for the account of such demand selling stockholder(s), second, all Registrable Securities timely requested to be registered by the Participating Holders, pro rata among such Participating Holders (based upon the number of Registrable Securities which each such Participating Holder requested to be included in such registration), and third, all other securities proposed to be registered, in each case, to the extent of the number of securities which the Company is so advised can be sold in (or during the time of) such offering without having such adverse effect. If such registration involves an underwritten offering, the Company shall have the exclusive right to select the underwriters.

          (b) If, at any time after giving written notice of its intention to register any securities pursuant to this Section 3 and prior to the effective date of the Registration Statement filed in connection with such registration, the Company determines for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to all Participating Holders of Registrable Securities and, (i) in the case of a determination not to register, shall be relieved of its obligation pursuant to this Section 3 to register the Registrable Securities in connection with such abandoned registration and, (ii) in the case of a determination to delay registration, shall be permitted to delay the registration of such Registrable Securities pursuant to this Section 3 by not more than ninety
     (90) days; provided that such right to delay registration shall be exercised by the Company not more than once in any consecutive twelve (12) month period.

     Any Participating Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any Registration Statement pursuant to this Section 3 by giving written notice to the Company of its request to withdraw; provided, however, that (i) such request must be made in writing prior to the earlier of the execution of the underwriting agreement or the execution of the custody agreement with respect to such registration and (ii) such withdrawal shall be irrevocable and, after making such withdrawal, such Participating Holder shall no longer have any right to include Registrable Securities in such registration.

     The Company's obligations to include Registrable Securities of any Holder in any Registration Statement pursuant to this Section 3 shall terminate on the Termination Date.

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     SECTION 4. REGISTRATION PROCEDURES.

     In connection with the obligations of the Company to effect or cause the registration of any Registrable Securities pursuant to the terms and conditions of this Registration Rights Agreement, the Company shall use its reasonable best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of distribution thereof as quickly as reasonably practicable and in accordance with Sections 2 and 3, and in connection therewith:

          (a) Prior to filing a Registration Statement or Prospectus or any amendments or supplements thereto, excluding for purposes of this
     Section 4(a) documents incorporated by reference after the initial filing of the Registration Statement, the Company will furnish to the Holders of the Registrable Securities covered by such Registration Statement (the "Selling Holders") and Holders' Counsel, draft copies of all such documents proposed to be filed at least 10 Business Days prior thereto, and not file any document in a form to which Holders' Counsel reasonably objects.

          (b) The Company shall promptly prepare and file with the Commission such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for as long as such registration is required to remain effective pursuant to the terms hereof; shall cause the Prospectus to be supplemented by any required Prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act; and shall comply with the provisions of the Securities Act applicable to it with respect to the disposition of all Registrable Securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holders set forth in such Registration Statement or supplement to the Prospectus.

          (c) The Company shall, promptly after the preparation thereof, furnish to any Holder, without charge, such reasonable number of conformed copies of each Registration Statement and any post-effective amendment thereto and such number of copies of the Prospectus (including each preliminary Prospectus) and any amendments or supplements thereto, any documents incorporated by reference therein and such other documents as such Holder or underwriter may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities being sold by such Holder.

          (d) The Company shall, (i) on or prior to the date on which a Registration Statement is declared effective, use its reasonable best efforts to register or qualify the Registrable Securities covered by such Registration Statement all the securities or "blue sky" laws of all the states of the United States; (ii) do any and all other acts and things which may be reasonably necessary to enable such Holder to consummate the disposition of such Registrable Securities owned by such Holder; and (iii) use its reasonable best efforts to keep each such registration or qualification (or exemption therefrom) effective during the period which the Registration Statement is required to be kept effective in accordance with the provisions of this Registration Rights Agreement; provided, however, that the Company shall not be required (x) to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4(d),

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     (y) to file any general consent to service of process or (z) subject itself to material taxation in any such jurisdiction.

          (e) The Company shall cause the Registrable Securities covered by a Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be reasonably necessary by virtue of the business and operations of the Company to enable the Holders to consummate the disposition of such Registrable Securities.

          (f) The Company shall promptly notify each Holder (with respect to the Shelf Registration) or each Participating Holder (with respect to any registration pursuant to Section 3) in writing (provided that any such notice under clauses (ii), (iii), (iv) or (v) of this Section 4(f) shall only state (x) that such notice is a notice by the Company pursuant to clause (ii), (iii), (iv) or (v) of this Section 4(f) and (y) the obligations of Holders in respect thereof pursuant to this Agreement and shall not contain any other information except as required by law), (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission or any state securities authority for amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) of the issuance by any state securities commission or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Securities under state securities or "blue sky" laws or the initiation of any proceedings for that purpose, and (v) of the happening of any event which makes any statement made in a Registration Statement or related Prospectus untrue or which requires the making of any changes in such Registration Statement or Prospectus so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (g) If requested by a Holder, the Company as promptly as practicable shall: (i) incorporate in a prospectus supplement or post-effective amendment such information as a Holder requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor, the persons selling the Registrable Securities and any other terms of the offering of the Registrable Securities, in each case to the extent (but only to the extent) such information is required under the Securities Act to be included in a Prospectus or Registration Statement in respect of a distribution other than an Underwritten Holder Offering; and (ii) make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after having been notified of the matters requested to be incorporated in such prospectus supplement or post-effective amendment.

          (h) The Company shall make generally available to the Holders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act no later than 45

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     days (90 days in the event it relates to a fiscal year) after the end of the 12-month period beginning with the first day of the Company's first fiscal quarter commencing after the effective date of a Registration Statement, which earnings statement shall cover said 12-month period, and which requirement will be deemed to be satisfied if the Company timely files complete and accurate information on forms 10-Q, 10-K and 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act.

          (i) The Company shall promptly use its reasonable best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement, and if one is issued use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment.

          (j) The Company shall, as promptly as practicable after filing with the Commission any document which is incorporated by reference into a Registration Statement (in the form in which it was incorporated), deliver a copy of each such document to each of the Holders.

          (k) The Company shall cooperate with the Holders to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends) representing securities sold under a Registration Statement, and enable such securities to be in such denominations and registered in such names as such Holders may reasonably request and keep available and make available to the Company's transfer agent prior to the effectiveness of such Registration Statement a supply of such certificates.

          (l) For a reasonable period prior to the filing of any Registration Statement pursuant to this Agreement, the Company shall promptly make available to each Holder participating in any disposition pursuant to a Registration Statement, and any attorney, accountant or other agent or representative retained by any such Holder (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such Registration Statement as shall be reasonably necessary in each such case, in the judgment of Holders' Counsel, to conduct a reasonable investigation within the meaning of the Securities Act; provided that, unless the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such Registration Statement or the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, the Company shall not be required to provide any information under this paragraph if (1) the Company believes, after consultation with counsel for the Company, that to do so would cause the Company to forfeit an attorney-client privilege that was applicable to such information or (2) either (i) the Company has requested and been granted from the Commission confidential treatment of such information contained in any filing with the Commission or documents provided supplementally or otherwise or (ii) the Company reasonably determines in good faith that such Records are confidential and so notifies the Inspectors in writing, unless prior to furnishing any such information with respect to (i) or (ii) such Holder of Registrable Securities requesting such information agrees to enter into a confidentiality agreement in customary form and subject to customary exceptions

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     reasonably acceptable to the Company; and provided, further that each
     Holder of Registrable Securities agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company at its expense, to undertake appropriate action and to prevent disclosure of the Records deemed confidential.

          (m) The Company shall, on or as soon as practicable after the date of this Agreement, use its reasonable best efforts to cause the Common Shares to be authorized for quotation and/or listing, as applicable, on either (i) the National Market System of the NASDAQ Stock Market or (ii) in the event that the Common Shares are not, following the exercise of reasonable best efforts by the Company, eligible for listing on the National Market System of the NASDAQ Stock Market, such other exchange or quotation system for which the Common Shares are eligible for listing as selected by the Company.

          (n) The Company shall provide a CUSIP number for all Registrable Securities covered by a Registration Statement not later than the effective date of such Registration Statement.

          (o) The Company shall cooperate with each Holder and each underwriter participating in the disposition of Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. ("NASD").

          (p) The Company shall, during the period when the Prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.

          (q) The Company shall appoint a transfer agent and registrar for all the shares Common Shares covered by a Registration Statement not later than the effective date of such Registration Statement.

     SECTION 5. SUSPENSION PERIOD.

     Each Holder, upon receipt of any notice that states (a) that such notice is a notice by the Company pursuant to clause (i) or (ii) of this Section 5 and (b) the obligations of Holders in respect thereof pursuant to this Agreement (which notice shall not contain any other information except as required by law) (a "Suspension Notice") from the Company requiring such Holder to suspend the disposition of the Registrable Securities pursuant to the Registration Statement covering such Registrable Securities, shall forthwith discontinue such disposition of the Registrable Securities pursuant to the Registration Statement
(i) for any period (limited in duration as specified below) determined by the Company if the Company would, in the opinion of the Company's counsel, be required to disclose in such Registration Statement or any Prospectus information contemplated thereby not otherwise then required to be publicly disclosed, and in the reasonable judgment of the Board of Directors of the Company, such disclosure might adversely affect the Company or any material business transaction or negotiation in which the Company is then engaged, or
(ii) in the event of any happening of the

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kind described in Section 4(f)(ii), (iii), (iv) or (v), until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by
Section 4(f)(i) or until such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and, if so directed by the Company, such Holder will, or will request the managing underwriter or underwriters, if any, to, deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice; provided, however, that (x) in no event shall any single period during which the disposition of Registrable Securities is suspended under this Section 5 (the "Suspension Period") exceed 20 days (in the case of any Suspension Period pursuant to clause
(ii) above) or 45 days (in the case of any Suspension Period pursuant to clause
(i) above), (y) in no event shall the aggregate length of all Suspension Periods during any period of twelve consecutive months exceed 90 days and (z) there shall be at least two Trading Days between any two consecutive Suspension Periods. In the event that the Company shall give any Suspension Notice, (x) in the case of a Suspension Notice given pursuant to clause (i) above, the Company shall use its reasonable best efforts and take such actions as are reasonably necessary to end the Suspension Period as promptly as practicable and (y) immediately following expiration of the Suspension Period, the Company shall, to the extent necessary, prepare and file with the Commission and furnish a supplement or amendment to such Prospectus so that, as thereafter deliverable to the purchasers of such Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended shares of New Common Stock to a transferee of a Holder in connection with any sale of Registrable Securities under the Registration Statement with respect to which a Holder has entered into a contract for sale (constituting a "sale" of such Registrable Securities for purposes of the Securities Act) prior to the Holder's receipt of the notice of a Suspension Period and for which the Initial Holder has not yet settled.

     SECTION 6. REGISTRATION EXPENSES.

     Any and all expenses incident to the Company's performance of or compliance with this Registration Rights Agreement, including without limitation all Commission and securities exchange, NASDAQ or NASD registration and filing fees, all fees and reasonable expenses incurred in connection with compliance with state securities or "blue sky" laws, printing expenses, messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of the Company's officers and employees performing legal or accounting duties), all reasonable expenses for word processing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Registration Rights Agreement, the fees and expenses incurred in connection with the listing of the Registrable Securities, the fees and disbursements of counsel for the Company and of the independent certified public accountants of the Company (including the expenses of any special audit or comfort letters) Securities Act liability insurance (if the Company elects to obtain such insurance), the fees and expenses of any special experts or other Persons retained by the Company in connection with any registration, the reasonable fees and

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disbursements of Holders' Counsel (all such expenses being herein called
"Registration Expenses"), will be borne by the Company whether or not the Registration Statement to which such expenses relate becomes effective; provided, however, that Registration Expenses shall not include underwriting fees, discounts or commissions attributable to the sale or disposition of Registrable Securities.

     SECTION 7. INDEMNIFICATION AND CONTRIBUTION.

          (a) INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, each Holder, its partners, officers, directors, trustees, stockholders, employees, agents and investment advisers, and each Person who controls such Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, or is under common control with, or is controlled by, such Holder, together with the partners, officers, directors, trustees, stockholders, employees and agents of such controlling Person (collectively, the "Controlling Persons"), from and against all losses, claims, damages, liabilities and expenses (including without limitation any reasonable legal or other fees and expenses actually incurred in connection with defending or investigating any action or claim in respect thereof) (collectively, the "Damages") to which such Holder, its partners, officers, directors, trustees, stockholders, employees, agents and investment advisers, and any such Controlling Person may become subject under the Securities Act, insofar as such Damages (or proceedings in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of material fact contained in any Registration Statement (or any amendment thereto) pursuant to which Registrable Securities were registered under the Securities Act, including all documents incorporated therein by reference, or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, or caused by any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading or are based upon any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule, regulation thereunder ("Securities Law") relating to the offer or sale of Registrable Securities pursuant to the Registration Statement, except insofar as (i) such Damages arise out of or are based upon any such untrue statement or omission based upon information relating to such Holder furnished in writing to the Company by such Holder (or by a Person authorized to provide such information on behalf of such Holder) expressly for use therein, (ii) the Company has advised such Holder of an event described in Section 4(f)(v) and such Damages are caused solely by such Holder having sold Registrable Securities notwithstanding such written notice prior to receipt of a supplemental or amended prospectus pursuant to Section 5 or (iii) such Damages are caused solely by such Holder's failure to deliver a copy of the Registration Statement or Prospectus after the Company has furnished such Holder with a sufficient number of copies of same in relation to sales effected by such Holder after such Holder's receipt of such Registration Statement or Prospectus or before the Company is required to have furnished such Holder with such Registration Statement or Prospectus pursuant to

     Section 4; PROVIDED that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or omission made in any preliminary prospectus if (x) such Holder failed to send or deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale of Registrable Securities, (y) the Prospectus would have completely corrected such untrue statement or omission and (z) the Company delivered a copy of such Prospectus to such Holder prior to such written confirmation of sale; PROVIDED FURTHER that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in the Prospectus, if such untrue statement, omission or alleged omission is completely corrected in an amendment or supplement to the Prospectus and if, having previously been furnished by or on behalf of the Company with copies of the Prospectus as so amended or supplemented, such Holder thereafter sells Registrable Securities pursuant to the Registration Statement and fails to deliver such Prospectus as so amended or supplemented, prior to or concurrently with the sale of a Registrable Security to the Person asserting such Damages who purchased such Registrable Security from such Holder after such Holder's receipt of such Prospectus as so amended or supplemented by or on behalf of the Company. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party and shall survive the transfer of the Registrable Securities by the Holders pursuant to Section 10(c).

          (b) INDEMNIFICATION BY THE HOLDERS. Each Holder agrees, severally and not jointly, to indemnify and hold harmless to the fullest extent permitted by law the Company, its directors, officers, stockholders, employees, agents, attorneys, and investment advisers, each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, or is under common control with, or is controlled by, the Company, together with its Controlling Persons, and any underwriter engaged by the Company from and against all Damages to which the Company and any Controlling Persons may become subject (i) under the Securities Act insofar as such Damages (or proceedings in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of material fact contained in any Registration Statement (or any amendment thereto) pursuant to which Registrable Securities were registered under the Securities Act (including all documents incorporated therein by reference), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, or caused by any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, to the extent, but only to the extent that such Damages arise out of or are based upon any such untrue statement or alleged untrue statement or omission or alleged omission based upon information relating to such Holder furnished in writing to the Company by such Holder (or by a Person authorized to provide such information on behalf of such Holder) expressly for inclusion therein and in conformity therewith or (ii) under any Securities Law insofar as such Damages (or proceedings in respect thereof) are based upon any violation or alleged violation by such Holder of any Securities Law relating to the offer or sale of Registrable Securities pursuant to the Registration Statement, provided, however, that any Holder shall be liable under this Section 7(b) for only that amount of Damages as does not exceed the net proceeds to such Holder as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Holder pursuant to Section 10(c).

          (c) INDEMNIFICATION PROCEDURES. In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) above, such Person (the "Indemnified Party") shall promptly notify the Person against whom such indemnity may be sought (the "Indemnifying Party") in writing; PROVIDED, HOWEVER, that the failure so to notify the Indemnifying Party shall not relieve the Indemnifying Party of any liability that it may have to the Indemnified Party pursuant to this
     Section 7 unless such Indemnifying Party is materially prejudiced by such failure. The Indemnifying Party shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Indemnifying Party may designate in such proceedings and shall pay the reasonable fees and disbursements of such counsel relating to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel, or (ii) the Indemnifying Party fails promptly to assume the defense of such proceeding or fails to employ counsel reasonably satisfactory to such Indemnified Party or parties and such failure is not due to the failure of the Indemnified Party to provide the notice required in this Section 6(c), or (iii) (A) the named parties to any such proceeding (including any impleaded parties) include both such Indemnified Party or parties and any Indemnifying Party or an Affiliate of such Indemnified Party or parties or of any Indemnifying Party, (B) there may be one or more legal defenses available to such Indemnified Party or parties or such Affiliate of such Indemnified Party or parties that are different from or additional to those available to any Indemnifying Party or such Affiliate of any Indemnifying Party and (C) such Indemnified Party or parties shall have been advised by such counsel that there may exist a legal or ethical conflict of interest between or among such Indemnified Party or parties or such Affiliate of such Indemnified Party or parties and any Indemnifying Party or such Affiliate of any Indemnifying Party, in which case, if such Indemnified Party or parties notifies the Indemnifying Party or parties in writing that it elects to employ separate counsel of its choice at the reasonable expense of the indemnifying parties, the indemnifying parties shall not have the right to assume the defense thereof and such counsel shall be at the reasonable expense of the indemnifying parties, it being understood, however, that the indemnifying parties shall not, in connection with any one such proceeding or separate but substantially similar or related proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all such Indemnified Party or parties. The Indemnifying Party shall not be liable for indemnification under Section 7(a) or (b) or contribution under

     Section 7(d) for any settlement of any proceeding effected without its written consent (which will not be unreasonably withheld). No Indemnifying Party shall, without the prior written consent (which will not be unreasonably withheld) of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Party is a party, and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.

          (d) CONTRIBUTION. To the extent that the indemnification provided for in paragraph (a) or (b) of this Section 7 is unavailable to an Indemnified Party or insufficient in respect of any Damages, then each Indemnifying Party under such paragraph, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Damages in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party on the other hand in connection with the statements or omissions that resulted in such Damages, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Indemnified Party or Indemnifying Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     Notwithstanding the provisions of Section 7(d), no Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Holder were sold by such Holder pursuant to the Registration Statement to the public exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue statement or omission. Each Holder's obligation to contribute pursuant to
Section 7(d) is several in the proportion that the proceeds of the offering received by such Holder bears to the total proceeds of the offering received by all the Holders and not joint.

     If indemnification is available under paragraph (a) or (b) of this
Section 7, the indemnifying parties shall indemnify each Indemnified Party to the full extent provided in such paragraphs without regard to the relative fault of said Indemnifying Party or Indemnified Party or any other equitable consideration provided for in Section 7(d).

     The Company and each Holder agrees that it would not be just or equitable if contribution pursuant to Section 7(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to herein. The amount paid or payable by an Indemnified Party as a result of the Damages referred to in this Section 7 shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses incurred (and not otherwise reimbursed) by such Indemnified Party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Party at law or in equity.

     SECTION 8. RULE 144.

     The Company covenants that it will (i) file in a timely manner any reports required to be filed by it under the Securities Act and the Exchange Act (or, if the Company is not required to file such reports, it will, upon the request of any Holder, make publicly available other information so long as necessary to permit sales under Rule 144 under the Securities Act), and (ii) take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rules may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

     SECTION 9. CERTAIN LIMITATIONS ON REGISTRATION RIGHTS.

          (a) In the case of a registration under Section 3, no Holder may participate in such registration unless (i) such Holder agrees to sell such Holder's Registrable Securities on the basis provided therein and (ii) if the Company has determined to enter into an underwriting agreement in connection therewith, such Holder (x) completes and executes all questionnaires, powers-of-attorney, custody agreements, indemnities, lock-up agreements, underwriting agreements and other documents required under the terms of such underwriting agreement and (y) agrees to comply with Regulation M under the Exchange Act.

          (b) The Company may require each Holder of Registrable Securities to furnish to the Company such information regarding the Holder of such securities, the securities of the Company held by such Holder, the manner of acquisition of such securities, each as required by the rules and regulations of the Commission, and any other information required by the rules and regulations of the Commission, as the Company may from time to time reasonably request in writing. Without limitation of the forgoing, within 10 Business Days after written request by the Company, any Holder desiring to have Registrable Securities beneficially owned by such Holder included in a Registration Statement shall provide the Company in writing with the information applicable to such Holder required to be included in the such Registration Statement pursuant to Rule 507 of Regulation S-K.

          (c) For avoidance of doubt, any distribution of Registrable Securities pursuant to the Shelf Registration Statement shall be effected other than through an Underwritten Holder Offering; and the Company shall have no obligation to enter into any underwriting or other agreement with any Holder or broker dealer or agent therefor in respect of any disposition of Registrable Securities pursuant to the Shelf Registration Statement.

     SECTION 10. [Reserved]

     SECTION 11. MISCELLANEOUS.

          (a) AMENDMENTS AND WAIVERS. The provisions of this Registration Rights Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the written consent of the Company and the Holders of a majority in interest of the Registrable Securities then outstanding.

          (b) NOTICES. Any notices, consents waivers or other communications required or permitted to be given under the terms of this agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one business day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

          If to the Company, to:

               Metals USA, Inc.
               Three Riverway, Suite 600
               Houston, Texas 77056
               Telephone:  713.965.0990
               Facsimile:  713.513.4883
               Attention: General Counsel

          With a copy to:

               Akin Gump Strauss Hauer & Feld LLP
               711 Louisiana Street, Suite 1900 South
               Houston, Texas 77002
               Telephone:  713.220.5800
               Facsimile:  713.236.0822
               Attention: Eugene F. "Chip" Cowell III, Esq.

     If to a Holder, to its address and facsimile number set forth on the signature page attached hereto, or to such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

          (c) SUCCESSORS AND ASSIGNS; ASSIGNMENT. This Registration Rights Agreement shall inure to the benefit of and be binding upon the Holders from time to time of Registrable Securities and the Company and its successors and assigns. The rights under this agreement with respect to Registrable Securities shall be automatically assignable by the Holders to any transferee of all or any portion of Registrable Securities if: (i) the transferee or assignee executes and delivers to the Company an addendum hereto in the form of Annex A hereto; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned; and (iii) immediately following such transfer or assignment such securities continue to constitute Registrable Securities hereunder.

          (d) HEADINGS. The headings in this Registration Rights Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (e) GOVERNING LAW. This Registration Rights Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law.

          (f) SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the Holders shall be enforceable to the fullest extent permitted by law.

          (g) REMEDIES. In the event of a breach or a threatened breach by the Company of its obligations under this Registration Rights Agreement, any party injured or to be injured by such breach will be entitled to specific performance of its rights under this Registration Rights Agreement or to injunctive relief, in addition to being entitled to exercise all rights granted by law. The parties agree that the provisions of this Registration Rights Agreement shall be specifically enforceable, it being agreed by the parties that the remedy at law, including monetary damages, is inadequate and that any objection in any action for specific performance or injunctive relief that a remedy at law would be adequate is waived.

          (h) INCONSISTENT INSTRUCTIONS. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company may act upon the basis of the instructions, notice or election received from the registered owner of such Registrable Securities.

          (i) REGISTRATION RIGHTS TO OTHERS. Nothing herein shall prohibit or limit the Company from entering into an agreement providing holders of securities which may hereafter be issued by the Company with such registration rights exercisable at such time or times and in such manner as the Board of Directors of the Company shall deem in the best interests of the Company so long as the performance by the Company of its obligations under such other agreement will not cause the Company to breach its obligations to the Holders hereunder.

          (j) TERMINATION. This Agreement (except for the indemnification and contribution rights and obligations as provided in Section 7 which shall survive forever) shall terminate upon the earliest of (i) the written agreement of the Company and all Holders of Registrable Securities at such time, (ii) the date upon which there are no Registrable Securities outstanding and (iii) the Termination Date.

          (k) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. This agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this agreement bearing the signature of the party so delivering this agreement.

          (l) RULES OF CONSTRUCTION. Unless the context otherwise requires, "or" is not exclusive, and references to sections or subsections refer to sections or subsections of this Agreement.

          (m) ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings in respect of the subject matter contained herein other than those set forth or referred to herein. This Agreement supersedes all prior oral and written agreements and understandings between the parties with respect to such subject matter.

          (n) INTERPRETATION. This Agreement is the result of arms-length negotiations between the parties hereto and has been prepared jointly by the parties. In applying and interpreting the provisions of this Agreement, there shall be no presumption that the Agreement was prepared by any one party or that the Agreement should be construed in favor of or against any one party.

          (o) NO THIRD PARTY BENEFICIARIES. This Agreement is for the benefit of the parties hereto and any beneficial owner of Registrable Securities who agrees to become bound by the terms hereof and become a Holder for the purposes of this Agreement, and is not intended to confer upon any other Person any rights or remedies.

          (p) STATUS. Each Initial Holder by executing this Agreement represents and warrants to the Company that such Initial Holder together with its Affiliates, directly or indirectly, beneficially owns in excess of ten percent (10%) of the issued and outstanding shares of New Common Stock on the Effective Date.

     IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of October 31, 2002.

                                METALS USA, INC.


                                By:    /s/ John Hageman
                                Name:  John Hageman
                                Title: Sr. Vice President & Secretary


                                INITIAL HOLDERS:

                                CITADEL EQUITY FUND LTD.
                                   By:  Citadel Limited Partnership
                                   Its: Portfolio Manager
                                       By:  GLB Partners, L.P.
                                       Its: General Partner
                                           By:  Citadel Investment Group, L.L.C.
                                           Its: General Partner


                                              By:  /s/ Adam Cooper
                                              Name: Adam Cooper
                                              Title: Senior Managing Director
                                                     and General Counsel


                                CITADEL DISTRESSED OPPORTUNITY AND
                                CREDIT FUND LTD.
                                   By:  Citadel Limited Partnership
                                   Its: Portfolio Manager
                                       By:  GLB Partners, L.P.
                                       Its: General Partner
                                           By:  Citadel Investment Group, L.L.C.
                                           Its: General Partner


                                       By:  /s/ Adam Cooper
                                       Name: Adam Cooper
                                       Title: Senior Managing Director and
                                       General Counsel

                                   With a copy to:

                                   Katten Muchin Zavis Rosenman
                                   525 West Monroe Street, Suite 1600
                                   Chicago, Illinois 60661-3693
                                   Telephone: 312-902-5200
                                   Facsimile: 312-902-1061
                                   Attention: Robert J. Brantmann, Esq.

                                                                         Annex A

     The undersigned is a beneficial owner of Registrable Securities under and as defined in, and hereby agrees to become a Holder under and subject to the terms and provisions of, that certain Registration Rights Agreement, dated as of ________ __, 2002, by and among Metals USA, Inc. and the Holders named therein.

                                       [NAME OF HOLDER]

                                       By:
                                               ---------------------------------
                                       Name:
                                               ---------------------------------
                                       Title:
                                               ---------------------------------
                                       Address:
                                               ---------------------------------

                                               ---------------------------------

                                       Facsimile No.:
                                                     ---------------------------